Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Sage, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Sage, Inc. of our report dated April 26, 2001, which report appears in the Annual Report on Form 10-K of Sage, Inc.

                      PricewaterhouseCoopers LLP

San Jose, California
July 23, 2001